SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                           ____________

                            FORM 8-K

                         CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934



    Date of report (Date of earliest event reported)  December 31, 1998


                        Level 8 Systems, Inc.
     (Exact Name of Registrant as Specified in its Charter)

           New York                0-26392                  11-2920559
(State or Other Jurisdiction  (Commission File Number)   (I.R.S. Employer
of Incorporation)                                       Identification No.)


                      1250 Broadway, 35th Floor
                      New York, New York   10001
                (Address of Principal Executive Offices)

    Registrant's telephone number, including area code  (212) 244-1234


                                 N/A
      (Former Name or Former Address, if Changed Since Last Report)





Item 2.     Acquisition or Disposition of Assets

     On December 31, 1998, Level 8 Systems, Inc. ("Level 8"), as the first step in its pending acquisition of the entire equity interest in Seer Technologies, Inc ("Seer"), acquired beneficial ownership of approximately 69% of the outstanding and issuable common stock of Seer, which was held by Welsh, Carson, Anderson and Stowe VI L.P. ("WCAS") and certain other parties affiliated or associated with WCAS ("WCAS Parties") in exchange for 1,000,000 shares of Level 8 common stock and warrants to purchase an additional 250,000 shares of Level 8 common stock at an exercise price of $12.00 per share. Level 8 acquired 7,130,894 shares of Seer's common stock, 2,094,143 shares of Seer's Series A Convertible Preferred Stock, and 1,762,115 shares of Seer's Series B Convertible Preferred Stock from the WCAS Parties. As a consequence, Level 8 may be deemed to control Seer.

     In connection with the Level 8's purchase of Seer's capital stock from the WCAS Parties, WCAS contributed approximately $17 million to Seer and the Level 8 provided a $12 million subordinated loan to Seer to pay down Seer's bank debt. The funds used by Level 8 to make the subordinated loan to Seer were obtained from Liraz Systems Ltd. ("Liraz"), a principal stockholder of Level 8, pursuant to the Liraz Agreement described below. Level 8 also agreed to guarantee debt under Seer's revolving credit facility (i) exceeding $20 million through December 31, 1999, (ii) exceeding $10 million from January 1, 2000 through December 31, 2000, and (iii) without limit thereafter. Level 8 has also agreed to use its best efforts to acquire all the remaining shares of Seer's outstanding common stock for $0.35 per share. Level 8 anticipates that approximately $1.7 million will be required to purchase the remaining shares of Seer's outstanding common stock. Level 8 expects to obtain these funds from its working capital.

     Under an agreement between Liraz and Level 8 dated December 31,
1998 (the "Liraz Agreement"), Liraz has made a $12 million loan to Level 8, which bears simple interest at the rate of 12% a year and matures on June 30, 2000. Under the Liraz Agreement, Level 8 has agreed, as soon as practicable, to effect a pro rata offering to its stockholders of shares of preferred stock intended to have an aggregate liquidation preference initially equal to the principal and accrued interest under the Liraz Agreement at the date of issuance and to be convertible into an aggregate number of shares of Level 8's common stock determined by dividing the aggregate liquidation preference (which will accrete at the rate of 12% a year, compounded quarterly) by the conversion price. The conversion price will be an amount equal to the greater of $5.00 and two-thirds of the average closing price of a share of Level 8's common stock during the 20 trading days ending on the fifth trading day before the offering. Each share of preferred stock will be entitled to two votes for each share of common stock into which it is convertible. The preferred stock will be redeemable at Level 8's option at any time after June 30, 2000, upon at least 30 days' notice, at a redemption price equal to the preferred stock's accreted liquidation preference. The purchase price for each share of preferred stock to be offered to Level 8's stockholders will equal its initial liquidation preference. The Liraz Agreement provides that Liraz may pay the purchase price for any preferred stock it purchases in the offering with cash or by reducing the amount payable to it under the Liraz Agreement. If the offering is consummated before June 31, 1999, Level 8 is required to use the net proceeds of the offering to prepay the unpaid balance under the Liraz Agreement.

     Seer is a Delaware corporation with its executive offices located at 8000 Regency Parkway, Cary, North Carolina. Seer is one of the software industry's earliest pioneers and a long-time leader in software application development tools. During fiscal year 1998, Seer updated its strategic direction to capitalize on emerging market demand for extending the life cycle of enterprise applications. When fully implemented, the updated strategy is intended to transition Seer from a distributor of application development tools to a provider of complete solutions for enterprise application renewal. Enterprise application renewal entails extending the life cycle of enterprise applications through re-engineering, modernizing through web and e-commerce enablement, functionally integrating legacy and new applications, and the incorporation of re-usable application assets and components. Seer's enterprise application renewal solutions leverage its suit of software products and its professional consulting services to help Global 5000-sized companies extend the functionality and increase the return on investment in the mission-critical enterprise applications needed to efficiently run their businesses and maintain a competitive edge.

     Under the agreement between Level 8 and the WCAS Parties, the WCAS Parties agreed that, prior to January 1, 2001, at any meeting of shareholders of Level 8, WCAS Parties shall grant a proxy to one or more individuals named by Level 8 to vote all of the WCAS Parties' shares of common stock acquired by the WCAS Parties in connection with the transaction. Also, subject to limited exceptions, prior to January 1, 2001, the WCAS Parties may not sell, exchange or otherwise assign any of its shares of Level 8 without the prior written consent of the Level 8.


Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits

   (a) Financial Statements of Business Acquired. Seer's audited financial statements for the fiscal year ended September 30, 1998 are incorporated by reference to Seer's Form 10-K for the fiscal year ended September 30, 1998, filed with the Commission on January 12, 1999, File No. 0-26194.

   (b) Pro Forma Financial Information. Pursuant to Item 7(b)(2) of Form 8-K, Level 8 undertakes to file an amendment to this Form 8-K containing financial information relating to the Seer transaction within 60 days of the filing of this Form 8-K.

   (c)     Exhibits.

   2.1 Agreement dated November 23, 1998, among Level 8 Systems, Inc. ("Level 8") and WCAS relating to the acquisition of capital stock of Seer Technologies, Inc. ("Seer") by Level 8 are incorporated by reference to Exhibit 2.1 to Seer Form 10-K for the fiscal year ended September 30, 1998.

   4.1 Form of Warrant(s) representing the 250,000 Level 8 warrants issued to the WCAS parties is incorporated by reference to
           Exhibit 8.2(A) to Seer Form 10-K for the fiscal year ended September 30, 1998.

  10.1     Level 8 Guaranty Agreement dated December 31, 1998 (filed herewith).

  10.2 Level 8 Promissory Note dated December 31, 1998, in favor of Liraz Systems Ltd. in the principal amount of $12,000,000 (filed herewith).

  10.3 Seer Promissory Note dated December 31, 1998, in favor of Level 8 in the principal amount of $12,000,000 (filed herewith).

  10.4     Liraz Agreement dated December 31, 1998 (filed herewith).




                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Level 8 has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LEVEL 8 SYSTEMS, INC.


Date: January 15, 1999	            By: /s/ Steven Dmiszewicki
		                               Name: Steven Dmiszewicki
	                                Title:Chief Operating Officer